PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD FOURTH QUARTER FINANCIAL
RESULTS

Fourth Quarter Operating Profit Up 72% on 29% Increase in Revenue

- - - - -

MINNEAPOLIS, February 9, 2011 – Stratasys, Inc. (NASDAQ: SSYS) today announced fourth quarter and full year financial results.

     The company reported record revenue of $33.8 million for the fourth quarter ended December 31, 2010, a 29% increase over the $26.2 million reported for the same period in 2009. System shipments for the fourth quarter totaled a record 632 units, a 47% increase over the 431 units for the same period last year.

     The company reported net income of $4.3 million for the fourth quarter, or $0.20 per share, an 80% increase when compared to net income of $2.4 million, or $0.12 per share, for the same period last year.

     Non-GAAP net income, which excludes stock-based compensation expense, was $4.5 million, or $0.21 per share, for the fourth quarter of 2010, a 52% increase when compared to non-GAAP net income of $2.9 million, or $0.14 per share, for the same period last year.

     Revenue was $117.1 million for the twelve-month period ended December 31, 2010, compared to $98.4 million reported for the same period in 2009. System shipments totaled a record 2,555 units for the twelve-month period, a 33% increase over the 1,918 units shipped during the same period last year.

     The twelve-month period in 2010 included a $5.0 million one-time non-cash charge against revenue. The charge against revenue was taken in the first quarter and represents the fair value of a warrant issued to HP (NYSE: HPQ) for 500,000 shares of Stratasys, Inc. common stock, in connection with the distribution agreement signed in January 2010.

     Non-GAAP revenue for the twelve-month period, which excludes the warrant charge, was $122.1 million, a 24% increase over the $98.4 million reported for the same period in 2009.

     Net income was $9.4 million for the twelve-month period, or $0.44 per share, compared to net income of $4.1 million, or $0.20 per share for the same period last year.

     Non-GAAP net income, which excludes the warrant charge, certain discrete items and stock-based compensation expense, was $13.4 million, or $0.63 per share, for the twelve-month period of 2010 compared to non-GAAP net income of $5.7 million, or $0.28 per share, for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures.

     “We are pleased with our fourth quarter performance which was driven by a continuation of strong positive sales momentum across all our core businesses,” said Scott Crump, chairman and chief executive officer of Stratasys. “Our margins improved both sequentially and year-over-year in the fourth quarter. In addition, the fourth quarter year-over-year comparisons for revenue represented the strongest growth of any quarter during 2010. We believe this acceleration in growth bodes well for 2011.

     “We continued to observe incremental progress in our game-changing collaboration with HP. The markets served by HP experienced strong growth during the fourth quarter, as unit sales of HP’s Designjet 3D printers were more than 3 times the comparable uPrint sales generated within those same markets the previous year. The HP collaboration remains a central focus of our expansion strategy within 3D printing, and we believe that HP is becoming increasingly confident in the market’s significant potential.

     “The sales growth in our Fortus 3D production system business was particularly strong during the fourth quarter, increasing by 39% year-over-year.

The broadening of applications of our core FDM technology into direct digital manufacturing, or DDM, applications remains the driver behind this growth. We estimate the purchase decision for approximately 30% of Fortus systems shipped during the fourth quarter was based predominately on fulfilling a DDM application.

     “Our success with direct digital manufacturing provides evidence of incremental growth opportunities for our proprietary technology that go beyond the traditional applications. The capabilities of our technology were recently showcased by Kor Ecologic in Winnipeg, Canada, which created Urbee, one of the world’s most fuel efficient and environmentally friendly vehicles. The car’s body and exterior components were printed using our FDM technology. Additional information surrounding this innovative application can be accessed by following the link provided in this press release.

     “Revenue from consumables, our highest margin product, grew by 29% during the fourth quarter over last year, continuing a trend of consistently strong growth throughout the year. The growth in consumables has been supported by the improvement in market conditions, and our rapidly growing installed base of systems. Our company has now sold more than 15,000 systems worldwide over the past 15 years, with over 10,000 of those systems sold within the past 5 years. Despite our rapid growth, we believe the market remains relatively under penetrated.

     “In anticipation of future growth across all our product lines, we purchased a 90,000 square foot building in December that will allow us to consolidate some leased facilities, as well as expand our future manufacturing capacity. We believe our industry-leading technology combined with HP’s market-leading brand and extensive distribution capabilities will help us accelerate our unit system sales in the future, which in turn will drive sales of our high-margin consumables.

     “As we continue to expand, Stratasys must remain committed to our customers through continuous improvement in customer service and product quality. Proof of our commitment was recently shown by the ISO 9001:2000 certification awarded to Stratasys in January. ISO certification is awarded to companies that adhere to strict management practices within manufacturing and customer service. I’m proud of our company and all our employees that made this certification a reality.

     “Going forward, I believe we are well prepared to address the growing demand of our customers and core markets. The HP relationship continues to be a major part of our expansion strategy within 3D printing. We are hard at work on new products that we believe will allow us to further penetrate the 3D printing market, as well as provide expanded functionality for DDM applications. We have no shortage of opportunities and remain excited about our future,” Crump concluded.

     Stratasys plans to hold a conference call to discuss its fourth quarter and full year financial results on Wednesday, February 9, 2011 at 8:30 a.m. (ET).

     The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=61402&eventID=3667191.

     To participate by telephone, the domestic dial-in number is 800-901-5217 and the international dial-in is 617-786-2964. The access code is 77925057. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

     Additional information regarding Urbee can be accessed at the following web address: http://phx.corporate-ir.net/phoenix.zhtml?c=61402&p=irol-newsArticle_print&ID=1488816&highlight=.

(Financial tables follow)

Stratasys, Inc., Minneapolis, is a maker of additive manufacturing machines for prototyping and producing plastic parts. The company markets under the brands Dimension 3D Printers and Fortus 3D Production Systems. The company also operates RedEye On Demand, a digital manufacturing service for prototypes and production parts. According to Wohlers Report 2010, Stratasys supplied more additive manufacturing systems in 2009 than any other manufacturer, making it the unit market leader for the eighth consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “planning”, “intends”, “desires” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint® 3D Printers; our WaveWash™ support removal system; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)
Net sales
Product	$27,195,908	$20,012,834	$96,722,415	$73,210,550
Services	6,579,013	6,220,923	25,364,673	25,145,682
Fair value of warrant related to OEM agreement	-	-	(4,987,806)	-
	33,774,921	26,233,757	117,099,282	98,356,232

Cost of sales
Product	13,808,115	10,042,286	49,613,957	40,925,443
Services	2,771,905	2,821,727	11,399,356	11,047,217
	16,580,020	12,864,013	61,013,313	51,972,660
Gross profit	17,194,901	13,369,744	56,085,969	46,383,572

Operating expenses
Research and development	2,563,575	2,226,740	9,755,169	7,737,125
Selling, general and administrative	8,477,780	7,565,589	32,863,462	32,822,727
	11,041,355	9,792,329	42,618,631	40,559,852
Operating income	6,153,546	3,577,415	13,467,338	5,823,720

Other income (expense)
Interest income, net	324,547	235,227	921,088	989,922
Foreign currency transaction losses, net	(46,991)	(63,619)	(617,174)	(232,767)
Other, net	21,993	(415,383)	64,086	(398,603)
	299,549	(243,775)	368,000	358,552
Income before income taxes	6,453,095	3,333,640	13,835,338	6,182,272

Income taxes	2,148,159	941,810	4,465,794	2,066,001

Net income	$4,304,936	$2,391,830	$9,369,544	$4,116,271

Earnings per common share
Basic	$0.21	$0.12	$0.46	$0.20
Diluted	$0.20	$0.12	$0.44	$0.20

Weighted average number of common
shares outstanding
Basic	20,758,096	20,268,299	20,579,412	20,235,747
Diluted	21,390,095	20,372,274	21,129,533	20,267,999

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2010	2009
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$27,554,411	$48,315,926
Short-term investments - held to maturity	8,797,878	16,073,718
Accounts receivable, less allowance for doubtful
accounts of $1,094,588 at December 31, 2010
and $903,101 at December 31, 2009	20,051,451	19,249,813
Inventories	17,880,714	14,608,014
Net investment in sales-type leases, less allowance
for doubtful accounts of $189,338 at December 31, 2010
2010 and $222,011 at December 31, 2009	3,096,911	3,618,876
Prepaid expenses and other current assets	3,384,394	2,247,612
Deferred income taxes	3,447,000	2,277,000
Total current assets	84,212,759	106,390,959

Property and equipment, net	29,872,945	26,326,012

Other assets
Intangible assets, net	6,405,714	7,653,269
Net investment in sales-type leases	3,067,446	3,477,039
Deferred income taxes	-	688,000
Long-term investments - available for sale	1,185,250	1,055,750
Long-term investments - held to maturity	52,504,650	5,467,318
Other non-current assets	1,210,867	2,078,165
Total other assets	64,373,927	20,419,541

Total assets	$178,459,631	$153,136,512

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$14,408,628	$12,874,798
Unearned revenues	11,561,521	10,678,427
Total current liabilities	25,970,149	23,553,225

Non-current liabilities
Deferred tax liabilities	207,000	-

Total liabilities	26,177,149	23,553,225

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,509,518 and 26,053,318 issued as of
December 31, 2010 and 2009, respectively	265,095	260,533
Capital in excess of par value	107,781,990	94,329,398
Retained earnings	83,385,484	74,015,940
Accumulated other comprehensive loss	(145,662)	(18,159)
Treasury stock at cost, 5,687,631 shares as of 2010 and 2009	(39,004,425)	(39,004,425)
Total stockholders' equity	152,282,482	129,583,287

Total liabilities and stockholders' equity	$178,459,631	$153,136,512

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended December 31, 2010			Non-GAAP Adjustments for the Three Months Ended December 31, 2009
	Consolidated		Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	(unaudited)	(unaudited)	Stock-Based	Investment	(unaudited)
	As Reported	Compensation (1)	Non-GAAP	As Reported	Compensation (1)(2)	Impairments (4)(5)	Non-GAAP
Selling, general and administrative expenses	$8,477,780	$(310,544)	$8,167,236	$7,565,589	$(229,896)	$-	$7,335,693
Total operating expenses	11,041,355	(310,544)	10,730,811	9,792,329	(229,896)	-	9,562,433
Operating income	6,153,546	310,544	6,464,090	3,577,415	229,896	-	3,807,311
Other income (loss)	21,993	-	21,993	(415,383)	-	444,000	28,617
Total other income	299,549	-	299,549	(243,775)	-	444,000	200,225
Income before income taxes	6,453,095	310,544	6,763,639	3,333,640	229,896	444,000	4,007,536
Income taxes	2,148,159	166,847	2,315,006	941,810	(13,052)	148,296	1,077,054
Net income	$4,304,936	$143,697	$4,448,633	$2,391,830	$242,948	$295,704	2,930,482
Earnings per common share
Basic	$0.21	$0.01	$0.21	$0.12	$0.01	$0.01	$0.14
Diluted	$0.20	$0.01	$0.21	$0.12	$0.01	$0.01	$0.14
Weighted average number of common
shares outstanding
Basic	20,758,096		20,758,096	20,268,299			20,268,299
Diluted	21,390,095		21,390,095	20,372,274			20,372,274

	Non-GAAP Adjustments for the Twelve Months Ended December 31, 2010				Non-GAAP Adjustments for the Twelve Months Ended December 31, 2009
	Consolidated			Consolidated
	(unaudited)	Stock-Based	Fair Value	(unaudited)	Consolidated	Stock-Based	Investment		Consolidated
	As Reported	Compensation (1)	of Warrant (3)	Non-GAAP	As Reported	Compensation (1)(2)	Impairments (4)(5)	Restructuring (6)	Non-GAAP
Net sales	$117,099,282	$-	$4,987,806	$122,087,088	$98,356,232	$-	$-	$-	$98,356,232
Gross profit	56,085,969	-	4,987,806	61,073,775	46,383,572	-	-	-	46,383,572
Selling, general and administrative expenses	32,863,462	(1,242,176)	-	31,621,286	32,822,727	(900,855)	-	(778,840)	31,143,032
Total operating expenses	42,618,631	(1,242,176)	-	41,376,455	40,559,852	(900,855)	-	(778,840)	38,880,157
Operating income	13,467,338	1,242,176	4,987,806	19,697,320	5,823,720	900,855	-	778,840	7,503,415
Other income (loss)	64,086	-	-	64,086	(398,603)	-	444,000	-	45,397
Total other income	368,000	-	-	368,000	358,552	-	444,000	-	802,552
Income before income taxes	13,835,338	1,242,176	4,987,806	20,065,320	6,182,272	900,855	444,000	778,840	8,305,967
Income taxes	4,465,794	424,255	1,796,510	6,686,559	2,066,001	88,948	148,296	266,907	2,570,152
Net income	$9,369,544	$817,921	$3,191,296	$13,378,761	$4,116,271	$811,907	$295,704	$511,933	$5,735,815
Earnings per common share
Basic	$0.46	$0.04	$0.16	$0.65	$0.20	$0.04	$0.01	$0.03	$0.28
Diluted	$0.44	$0.04	$0.15	$0.63	$0.20	$0.04	$0.01	$0.03	$0.28
Weighted average number of common
shares outstanding
Basic	20,579,412			20,579,412	20,235,747				20,235,747
Diluted	21,129,533			21,129,533	20,267,999				20,267,999

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1) - Represents non-cash stock-based compensation expense.
(2) - Represents non-cash stock-based compensation expense and an additional tax benefit realized from disqualifying dispositions of stock options.
(3) - Represents the fair value of a warrant issued during the first quarter of 2010 in connection with the Hewlett-Packard Company OEM agreement.
(4) - Represents a reduction in the assessed fair value of an auction rate security investment that the Company considered to be other than temporary.
(5) - Represents a $350,000 reduction in the assessed fair value of an equity investment that the Company considered to be other than temporary.
(6) - Represents severance and other related costs associated with the Company's restructuring in the first quarter of 2009.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.